UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2020
_____________________________________________________________________________________

ORION ENGINEERED CARBONS S.A.
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-36563		00-0000000
(State or other jurisdiction of incorporation)	(Commission file number)		(IRS Employer Identification No.)

4501 Magnolia Cove Drive Suite 106	Houston,	Texas	77345
(Address of Principal Executive Offices)			(Zip Code)
(281) 318-2959
Registrant's telephone number, including area code
_____________________________________________________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	OCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 13, 2020, Orion Engineered Carbons S.A. (the “Company”) approved the issuance of 262,970 common shares (the “new shares”) in accordance with Article 6 of the Articles of Association of the Company to the eligible participants of the Company’s long term incentive program for the 2017 tranche vesting in March 2020. As a result of the approval of the new shares, the Company amended its Articles of Association to increase the issued share capital from 60,729,289 shares to 60,992,259 shares. The issuance of the new shares and the corresponding amendment to the Articles of Association were previously authorized by shareholders at the Extraordinary General Meeting on April 16, 2019.

The amended and restated Articles of Association of the Company are attached as exhibit 1.1 hereto.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

1.1	Amended and Restated Articles of Association of Orion Engineered Carbons S.A. as in effect commencing March 16, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENGINEERED CARBONS S.A.

Date: March 16, 2020	By	/s/ Lorin Crenshaw
Name: Lorin Crenshaw
Title: Chief Financial Officer